UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2009

Premier Exhibitions, Inc.
(Exact Name of Registrant as Specified in Charter)

Florida	000-24452	20-1424922

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia	30326

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 842-2600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement; Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant; and Item 3.02. Unregistered Sales of Equity Securities.
     On May 6, 2009, Premier Exhibitions, Inc. (the “Company”) entered into a convertible note purchase agreement with Sellers Capital Master Fund, Ltd., the Company’s largest shareholder (“Sellers Capital”), which contemplated the sale of the Company’s unsecured convertible promissory notes (collectively, the “Notes”) in the aggregate principal amount of $12.0 million in two closings. Sellers Capital acquired Notes in the principal amount of $6.0 million on May 11, 2009 and Notes in the principal amount of $5.55 million on June 15, 2009. SAF Capital Fund LLC acquired Notes in the principal amount of $0.45 million on June 15, 2009. The convertible note purchase agreement and forms of financing documents were described in and filed as exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 13, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Premier Exhibitions, Inc.
By:	/s/ John A. Stone
John A. Stone
Chief Financial Officer

Date: June 19, 2009